Exhibit 10.2

FIRST AMENDMENT TO REVOLVING PROMISSORY NOTE AGREEMENT

This First Amendment to Revolving Promissory Note Agreement is made and entered into as of the 2nd day of June 2022, by and between Outdoor Specialty Products, Inc., a Nevada corporation (“Borrower”), and Ed Bailey (“Noteholder”).

WHEREAS, Borrower and Noteholder entered into that certain Revolving Promissory Note Agreement, dated December 1, 2021, in the original principal amount of $7,000.00 (the “Original Note”); and

WHEREAS, Borrower and Noteholder desire to amend the Original Note to increase the amount of Principal Indebtedness and extend the Maturity Date as provided herein.

NOW, THEREFORE, in consideration of the premises and covenants set forth herein, the parties hereto agree as follows:

1. Increase in Principal Indebtedness. The Original Note is hereby amended by changing the principal amount of the Note at the top of the first page from US $7,000 to US $9,750 and by changing the amount of the Principal Indebtedness in the preamble of the Original Note from SEVEN THOUSAND AND NO/100 DOLLARS (US$7,000.00) to NINE THOUSAND SEVEN HUNDRED FIFTY AND NO/100 DOLLARS (US$9,750.00).

2. Extension of Maturity Date. Section 1(a) of the Original Note captioned “Maturity Date,” is hereby amended by changing the Maturity Date from June 30, 2022, to December 31, 2022.

3. Defined Terms / No Further Modification. Any terms used but not defined herein shall have the meanings ascribed to them in the Original Note. Except as expressly set forth herein, the Original Note shall remain unmodified and shall continue in full force and effect.

Dated as of June 2, 2022.

Borrower:

OUTDOOR SPECIALTY PRODUCTS, INC.

By	/s/ Kirk Blosch
Name:	Kirk Blosch
Title:	President

Noteholder:

/s/ Ed Bailey
Ed Bailey